                                                                     EXHIBIT 4.1


                          INVESTORS' RIGHTS AGREEMENT


     This Investors' Rights Agreement (this "Agreement") is made and entered into as of __________ __, 1999, by and between eCommercial.com, Inc., a Delaware corporation (the "Company") and the persons listed on the signature pages attached hereto (collectively the "Investors" and each individually an "Investor").

                                R E C I T A L S:
                                - - - - - - - -

     A. WHEREAS, the Investors have agreed to purchase shares of the Company's Series B Preferred Stock, $.001 par value per share (the "Shares"), pursuant to the terms of certain Subscription Agreements entered into by and between the Company and the Investors (each, a "Subscription Agreement" and collectively, the "Subscription Agreements");

     B. WHEREAS, pursuant to the terms of the Subscription Agreements, the Company has agreed to issue to the Investors warrants (the "Warrants") to purchase the number of shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), equal to ten percent (10%) of the aggregate number of Shares purchased by such Investor (the "Warrant Shares");

     C. WHEREAS, pursuant to the terms of the Subscription Agreements, the Company has agreed to grant the Investors certain rights relating to the Warrant Shares and the shares of Common Stock issuable upon conversion of the Shares; and

     D. WHEREAS, the Company and the Investors wish to set forth the terms of such rights in this Agreement as the sole agreement between the Company and the Investors with respect thereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions
     -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

     1.1  "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other U.S. federal agency at the time administering the Securities Act.

     1.2  "Common Stock" shall mean shares of the Company's Common Stock, $.001
           ------------
par value per share.

     1.3  "Conversion Shares" shall mean the shares of Common Stock issued or
           -----------------
issuable upon conversion of the Shares.

     1.4  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

     1.5  "Holder or Holders" shall mean each of the Investors listed on the
           -----------------
signature pages attached hereto (and their transferees as permitted by Section 2.10) holding Registrable Securities.

     1.6  "Initiating Holders" shall mean Holders who in the aggregate hold
           ------------------
greater than fifty percent (50%) of the Registrable Securities.

     1.7  "Minimum Registration" shall mean a registration having an aggregate
           --------------------
offering price (prior to underwriters' discounts and expenses) of not less than $5,000,000.

     1.8  "Other Holders" shall mean holders of Company securities, other than
           -------------
the Holders, proposing to distribute their securities pursuant to a registration under Section 2 of this Agreement.

     1.9  "Registrable Securities" shall mean (i) the Conversion Shares, (ii)
           ----------------------
the Warrant Shares, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     1.10  The terms "register," "registered" and "registration" refer to a
                      --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     1.11  "Registration Expenses" shall mean all expenses, except as otherwise
            ---------------------
stated below, incurred by the Company in complying with Sections 2.1, 2.2 and
2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees, blue sky fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding the fees and expenses of any counsel for any Holder.).

     1.12  "Securities" shall mean Common Stock or the Shares.
            ----------

     1.13  "Securities Act" shall mean the Securities Act of 1933, as amended,
            --------------
or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.14  "Selling Expenses" shall mean all underwriting discounts, selling
            ----------------
commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders.

     1.15  "Shares" shall mean the Company's Series B Preferred Stock, $.001 par
            ------
value per share.

     1.16  "Subscription Agreements" shall mean the Subscription Agreements
            -----------------------
entered into between the Company and the Investors in connection with the purchase of the Shares.

     1.17  "Warrants" shall mean the warrants to purchase shares of Common Stock
            --------
issued to the Investors pursuant to the terms of the Subscription Agreements.

     1.18  "Warrant Shares" shall mean the shares of Common Stock issued or
            --------------
issuable upon exercise of the Warrants.

2.  Registration Rights.
    --------------------

     2.1  Automatic Registration.
          ----------------------

          (a)  Filing Registration Statement. As soon as practicable following
               -----------------------------
the final closing of the offering of the Shares, the Company shall prepare and file with the Commission a registration statement registering for resale to the public the Registrable Securities. Notwithstanding the foregoing, in the event the Company fails to file such registration statement on or before November 30, 1999, the Company shall issue to each holder of Registrable Securities, without additional consideration, additional Shares and Warrants equal to 5% of the Shares and Warrants held by such holder.

          (b)  Best Efforts. The Company agrees to use its best efforts to
               ------------
effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities.

     2.2  Company Registration.
          --------------------

          (a)  Notice of Registration. If at any time or from time to time the
               ----------------------
Company shall determine to register any of its securities for its own account other than (i) a registration relating solely to employee benefit plans or
(ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder.

Notwithstanding the foregoing, the Company shall be obligated to effect in the aggregate only three (3) such registrations pursuant to this Section 2.2 and no more than only one (1) such registration in any twelve month period.

          (b)  Underwriting. If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, if any, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company. The Company shall so advise all Holders and Other

Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company, second, among the Holders of
                          -----                  ------
Registrable Securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to the number of
                -----
shares proposed to be included in such registration by such Other Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c)  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section
2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

     2.3  Registration on Form S-3.
          ------------------------

          (a)  Request for Registration. If at any time after the expiration of
               ------------------------
one (1) year following the closing of the initial underwritten public offering of the Company any Holder or Holders request in writing that the Company file a registration statement on Form S-3 under the Securities Act (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 2.2(b) shall be applicable to each registration initiated under this Section 2.3.

          (b)  Limitations. Notwithstanding the foregoing, the Company shall not
               -----------
be obligated to take any action pursuant to this Section 2.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule
145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the Investors as a whole for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

     2.4  Expenses of Registration.
          ------------------------

          (a)  Registration Expenses. The Company shall bear all Registration
               --------------------
Expenses incurred in connection with all registrations pursuant to Section 2.1 and Section 2.2. The Holders of the Registrable Securities shall bear all Registration Expenses in connection with all registrations pursuant to Section 2.3.

          (b)  Selling Expenses. Unless otherwise stated in Section 2.4(a), all
               ----------------
Selling Expenses and Registration Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

     2.5  Registration Procedures. In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company will:

          (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

          (b) as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) one hundred twenty (120) days or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the managing underwriter; (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement; and (iii) in the case of an automatic registration under section 2.1, the Company shall keep such registration statement effective until the earlier of all the Registrable Securities have been sold thereunder or all Registrable Securities thereunder are available for sale pursuant to Rule 144(k) or any successor rule;

          (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing; and

          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     2.6  Indemnification.
          ---------------

          (a)  By Company. The Company will indemnify each Holder, each of its
               ----------
officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Investor and its officers, directors and partners and each person controlling such Investor within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Investor, each of its officers, directors and partners and each person controlling such Investor, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information regarding a Holder furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Investor and stated to be specifically for use therein. If the Holders and Investors are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 2.6(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Investors.

          (b)  By Holders. Each Holder will, if Registrable Securities held by
               ----------
such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, each of its officers, each underwriter, if any, of the

Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information regarding a Holder furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c)  Procedures. Each party entitled to indemnification under this
               ----------
Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution. If the indemnification provided for in this Section
               ------------
2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)  Controlling Agreement. Notwithstanding the foregoing, to the
               ---------------------
extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2.6, the provisions in the underwriting agreement shall control.

     2.7  Information by Holder. The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

     2.8  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     2.9  Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Holders under Sections 2.1, 2.2 and 2.3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and
(iii) such assignee or transferee is a constituent partner of an Investor or purchases (I) at least 10,000 shares of Registrable Securities or (II) all shares of Registrable Securities held by an Investor if transferred to a single entity. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

     2.10  Termination.  The rights granted pursuant to this Section 2 shall
           -----------
terminate as to any Holder at the later of (i) three (3) years after the Company's initial public offering or (ii) after the effective date of the Company's first registered public offering of its stock, at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by such Holder.

     2.11  Lockup Agreement. Provided that each officer and director of the
           ----------------
Company who owns stock or options to purchase stock of the Company also agrees to such restrictions, each Holder agrees that, if, in connection with the Company's initial public offering of the Company's securities, the Company or the underwriters managing the offering so request, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 180 days from the effective date of such registration. This Section 2.11 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 2.11.

     2.12  Material Information.  In the event the Company issues to any holder
           --------------------
a notice under Section 2.5(f) hereof, each such holder agrees not to sell or otherwise distribute any Registrable Securities covered by the prospectus in question until such time as the Company shall have delivered a notice stating that such prospectus no longer includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing or the Company delivers to such holder an amended prospectus that does not include an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing, provided, that such notice or amended prospectus shall be delivered
          --------
within 15 days of the date the notice under Section 2.5(f) is received.

3.  Information Rights.
    ------------------

     3.1  Financial Information.  The Company will provide each Investor the
          ---------------------
following reports:

          (a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries (if any) as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent auditors of national standing selected by the Company.

          (b) As soon as practicable after the end of each fiscal quarter, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders' equity for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

          (c) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be confidential proprietary information of the Company.

     3.2  Inspection Rights. The Company shall permit each Investor holding not
          -----------------
less than 10,000 shares of Registrable Securities, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 4.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     3.3  Assignment of Rights. The rights granted pursuant to Section 4.1 and
          --------------------
4.2 may be assigned or otherwise conveyed by an Investor to a constituent partner of an Investor or to a transferee. Notwithstanding the foregoing, the rights granted pursuant to Section 4.1 and 4.2 may not be assigned or otherwise conveyed to a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee. The transferor shall provide the Company with written notice of any assignment or conveyance of the rights granted pursuant to Section 4.1 and 4.2.

     3.4  Termination. The provisions of this Section 4 shall terminate upon
          -----------
the closing of a firmly underwritten public offering for any securities of the Company.

4.   Legends
     -------

     4.1  Legends. Each Investor understands that the share certificates
          -------
evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

5.   Miscellaneous.
     -------------

     5.1  Governing Law. This Agreement shall be governed in all respects by
          -------------
the laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Orange County, California, (or, if there is exclusive federal jurisdiction, the United States District Court for the Central District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

     5.2  Entire Agreement; Amendment.  This Agreement constitutes the full and
          ---------------------------
entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Investors or transferees of such Investors holding more than fifty percent (50%) of the Registrable Securities then outstanding.

     5.3  Aggregation.  For the purposes of determining the number of shares of
          -----------
Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that, all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 2, 3 and 4 of this Agreement.

     5.4  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address as set forth on the signature pages attached to this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Graham & James LLP, 400 Capitol Mall, 24th Floor, Sacramento, California 95814,
Attention: Gilles S. Attia, Esq. or at such other address as the Company shall have furnished to the Investors.

     5.5  Severability. In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     5.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned has executed this Investors' Rights Agreement as of the date set forth above.



"COMPANY"                      ECOMMERCIAL.COM, INC.,
                               a Delaware corporation


                               ----------------------------
                               Tom Blakeley
                               President




                       ***INVESTORS' RIGHTS AGREEMENT***

SIGNATURE OF INDIVIDUAL PURCHASERS:



__________________________     ____________________________
Signature                      Signature (if jointly held)

__________________________     ____________________________
Print Name                     Print Name

Executed at:

___________________________    Date: ______________________
     City, State



SIGNATURE OF PURCHASERS WHO ARE CORPORATIONS, TRUSTS OR PARTNERSHIPS:


____________________________________________________________
Name of entity (please print or type)

____________________________________________________________
Signature(s) of authorized agent, trustee or general partner(s)

____________________________________________________________
Title of authorized agent, trustee or general partner



Executed at:_________________________     Date: __________________
                  City, State



                       ***INVESTORS' RIGHTS AGREEMENT***

                              TAG ALONG AGREEMENT

     This TAG ALONG AGREEMENT (this "Agreement") is made as of September __, 1999, by and among Thomas J. Blakeley ("Blakeley"), Eric A. McAfee ("McAfee"), @Onex LLC, a Delaware limited liability company ("@Onex") and eCommercial.com, Inc. (the "Corporation"). Each of Blakeley and McAfee and their Permitted Transferees (as defined below) is hereinafter referred to as a "Founder".

     Blakeley owns 2,000,000 shares of common stock, par value $.001 per share, of the Corporation (including any such shares which may be obtained upon the exercise of warrants or the conversion of preferred stock, the "Shares") and McAfee owns 2,036,567 Shares.

     It is hereby agreed as follows:

1.   Restrictions on Transfer
     ------------------------

     (1) Neither Founder shall, directly or indirectly, sell, assign, pledge, encumber or otherwise transfer or offer or contract to transfer any Shares which he owns other than (i) to one another, (ii) pursuant to Section 2 hereof or
(iii) to (A) a successor in interest to such Founder, in the case of a transfer upon the death of such Founder; (B) such Founder's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons; (C) any entity owned or held solely for the benefit of any of such Founder or (D) any trust created by such Founder for the benefit of any of the foregoing persons (the "Permitted Transferees"); provided that it
                                   ---------------------
shall be a condition to any such permitted transfer that, simultaneously with the consummation of such transfer, such Permitted Transferee becomes a party to this Agreement. Any attempted sale, assignment, pledge, encumbrance or other transfer not permitted by, or effected in accordance with, the terms of this Agreement shall be null and void and neither the Corporation as the issuer of such Shares nor any transfer agent shall give any effect to such attempted transaction. The Corporation shall, prior to registering or directing the registration of any such attempted transfer by any Founder on the books of the Corporation, require the provision of evidence satisfactory to the Corporation that such transfer is permitted by, and has been effected in accordance with, the terms of this Agreement.

     (2) Each Founder and the Corporation hereby agree that, until the termination of this Agreement, each outstanding certificate representing any Shares held by such Founder shall bear a legend reading substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS, INCLUDING RESTRICTIONS ON TRANSFER PURSUANT TO A TAG ALONG AGREEMENT DATED AS OF SEPTEMBER __, 1999. A COPY OF SUCH TAG ALONG AGREEMENT MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE ISSUER. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH TAG ALONG AGREEMENT.

2.   Tag-Along Rights.
     ----------------

     (1) If at any time any Founder proposes to sell any of his Shares (a "Proposed Transfer"), then such Founder must permit @Onex, or cause @Onex to be permitted, to sell up to that percentage of its Shares, determined on a fully diluted basis, as is being sold by such Founder in the Proposed Transfer (a "Tag-Along Right"), on the terms described below.

     (2) In the event of a Proposed Transfer giving rise to a Tag-Along Right, a Founder shall deliver a written notice (a "Participation Notice") to @Onex at least thirty (30) days prior to the consummation of such Proposed Transfer including the percentage of Shares to be sold by such Founder, the price per Share to be paid in the Proposed Transfer and the other principal terms of the transaction and the name and address of the prospective buyer. @Onex may elect to participate in the contemplated transfer by delivering a written notice to such Founder of its election to participate within twenty (20) days after delivery of the Participation Notice. Such Founder shall seek to obtain the agreement of the prospective buyer to the participation of @Onex in the Proposed Transfer and will not transfer any Shares to the prospective buyer if the prospective buyer declines to allow the participation of @Onex. If @Onex does not elect to participate in the Proposed Transfer, it shall be deemed to have waived all of its rights with respect to such Proposed Transfer, and such Founder shall thereafter be entitled to effect the Proposed Transfer on the terms set forth in the Participation Notice for a period of 180 days following delivery of the Participation Notice, without any obligation to @Onex.

     (3) The election of @Onex to participate in the Proposed Transfer shall be irrevocable, and @Onex shall be bound and obligated to transfer in the Proposed Transfer on the same terms and conditions as the selling Founder, which principal terms shall be the same as those set forth in the Participation Notice; provided, however, that if, at the end of the 120th day following the
        --------  -------
date of the Participation Notice, such Founder has not completed the Proposed Transfer, @Onex shall be released from its obligations under this Section, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2 separately complied with, in order to consummate such Proposed Transfer pursuant to this Section 2, unless the failure to complete such sale resulted from any failure by @Onex to comply with the terms of this Section 2.

     (4) If, prior to consummation of a Proposed Transfer in which @Onex has declined to participate or has elected to include in such Proposed Transfer less than the maximum percentage of Shares that it is permitted to include, the terms of the Proposed Transfer shall change with the result that the price per Share to be paid in such Proposed Transfer shall be greater than the price per Share set forth in the Participation Notice or the other principal terms of such Proposed Transfer shall be materially more favorable to @Onex than those set forth in the Participation Notice, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2 separately complied with, in order to consummate such Proposed Transfer pursuant to this Section 2; provided, however, that in the case of such a separate Participation Notice, the
--------  -------
applicable period to which reference is made in Section 2(b) shall be five business days.

     (5) The closing of a Proposed Transfer shall take place at such time and place as the selling Founder shall specify by notice to @Onex. At any such closing, @Onex, if it has elected to participate, shall deliver certificates representing the Shares being purchased, duly endorsed in blank or accompanied by stock powers duly executed in blank, and free and clear of any and all liens, pledges, mortgages, security interests, encumbrances or charges of any kind, against delivery of a bank check and/or other consideration representing the aggregate purchase price therefor.

3.   Miscellaneous
     -------------

     (1)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such State, without regard to conflicts of law principles thereof.

     (2)  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the successors and assigns of the Corporation and @Onex, and the respective heirs and personal representatives and all other legal representatives (by operation of law or otherwise) of Blakeley and McAfee.

     (3)  Notices.  All notices, demands, requests or other communications which
          -------
may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

               If to the Corporation:

               eCommercial.com, Inc.
               95 Enterprise, Suite 360
               Aliso Viejo, CA 92656
               Attention: Eric McAfee
               Facsimile: (949) 916-8713

               If to @Onex or any Founder, to its last known address appearing on the books of the Corporation maintained for such purpose.

     (4)  Complete Agreement; Modification and Termination.  This Agreement
          ------------------------------------------------
contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter and cannot be changed or terminated orally or without the written consent of all parties hereto.

     (5)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     (6)  Further Assurances.  From and after the date of this Agreement, upon
          ------------------
the request of any party, the other parties shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     (7)  Term.  This Agreement shall terminate, as to any Founder, at such time
          ----
as such Founder no longer holds any Shares.

     (8)  Severability.  In case any provision in or obligation under this
          ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                              ECOMMERCIAL.COM, INC.


                              By: ______________________________
                                  Name:
                                  Title:


                              @Onex LLC


                              By: ______________________________
                                  Name:
                                  Title:

                              _____________________________
                              Thomas J. Blakeley

                              _____________________________
                              Eric A. McAfee